Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director of ADTRAN, Inc., a Delaware corporation (the “Company”), by his or her execution hereof or an identical counterpart hereof, hereby constitutes and appoints Thomas R. Stanton and Michael Foliano, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2021 and any and all amendments thereto, and any other documents in connection therewith as they or any one of them may deem necessary or desirable, each in such form as they or any one of them may approve, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 25th day of February, 2022.

/s/ H. Fenwick Huss
H. Fenwick Huss
Director

/s/ Gregory McCray
Gregory McCray
Director

/s/ Balan Nair
Balan Nair
Director

/s/Jacqueline H. Rice
Jacqueline H. Rice
Director

/s/Kathryn A. Walker
Kathryn A. Walker
Director